UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	December 13, 2021

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement
Indenture and the Notes

Patrick Industries, Inc. (the “Company”) entered into the Indenture, dated as of December 13, 2021 (“Indenture”), with U.S. Bank National Association, as Trustee, under which the Company issued $258,750,000 aggregate principal amount of the 1.75% Convertible Senior Notes due 2028 (the “Notes”). The net proceeds from the issuance of the Notes were approximately $249 million, after deducting the initial purchasers’ discounts and commissions and estimated expenses, and not taking into account the cost of the Convertible Note Hedge Transactions described below.
Under the Indenture, the Notes are senior unsecured obligations of the Company and pay interest semi-annually on June 1 and December 1 of each year at an annual rate of 1.75%. The Notes mature on December 1, 2028 unless earlier repurchased or converted in accordance with their terms. The Notes are convertible, in certain circumstances and subject to certain conditions, into cash, shares of common stock of the Company, or a combination thereof, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 9.9887 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $100.11 per share and which represents a premium of approximately 30% over the $77.01 per share last reported sale price of the Company’s common stock on December 7, 2021). Prior to June 1, 2028, the Notes may be converted at the option of the holders only upon the occurrence of specified events and during certain periods, and thereafter until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes may be converted at any time. The Company will satisfy any conversion by paying cash up to the aggregate principal amount of the Notes to be converted and by paying or delivering, as the case may be, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The Company may redeem for cash all or any portion of the Notes, at its option, on or after December 5, 2025 if the closing sale price per share of the Company’s common stock exceeds 130% of the conversion price of the Notes for a specified period of time. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The Notes are senior unsecured obligations of the Company. The Notes are guaranteed on a senior unsecured basis by each of the Company’s current and future wholly-owned domestic subsidiaries that guarantee the Company’s borrowings under its senior secured credit facility.

If the Company undergoes a fundamental change, as described in the Indenture, subject to certain conditions, a holder will have the option to require the Company to repurchase all or a portion of its Notes for cash. The fundamental change repurchase price will equal 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case the Company will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased). In addition, upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that converts its Notes in connection with such Make-Whole Fundamental Change.
The Indenture provides for customary events of default. If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.
The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

In connection with the pricing of the Notes, on December 7, 2021, the Company entered into privately negotiated convertible note hedge transactions (together, the “Convertible Note Hedge Transactions”) with each of Bank of America, N.A., Nomura Global Financial Products Inc and Wells Fargo Bank, National Association (collectively, the “Hedge Counterparties”). The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the Notes. On December 7, 2021, the Company also entered into separate, privately negotiated warrant transactions (the “Warrant Transactions”) with each of the Hedge Counterparties collectively relating to the same number of shares of the

Company’s common stock underlying the Convertible Note Hedge Transactions, subject to customary anti-dilution adjustments, with an initial strike price of $123.22 per share, subject to anti-dilution adjustments substantially similar to those under the Notes. On December 9, 2021, the Initial Purchasers (as defined below) exercised in full their option to purchase additional Notes and the Company entered into additional convertible note hedge transactions and additional warrant transactions with the Hedge Counterparties, which will initially cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the Initial Purchasers.

The Convertible Note Hedge Transactions are expected generally to reduce potential dilution to the Company’s common stock and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. However, the Warrant Transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds upon expiration the applicable strike price of the warrants.

The Convertible Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Hedge Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions or the Warrant Transactions.

The Company paid the Hedge Counterparties approximately $13.8 million for the Convertible Note Hedge Transactions (after taking into account the proceeds received by the Company under the Warrant Transactions).

The foregoing description of the Convertible Note Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the confirmations for the Convertible Note Hedge Transactions and Warrant Transactions with each of the Hedge Counterparties, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 , 10.9, 10.10, 10.11, and 10.12 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.
Item 3.02.    Unregistered Sales of Equity Securities
As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on December 7, 2021, the Company entered into the Warrant Transactions with each of the Option Counterparties, pursuant to which the Company issued warrants to acquire up to 3,371,190 million shares of the Company’s common stock at a strike price of $123.22 per share, which represents a premium of 60.0% over the reported sale price of the Company’s common stock on December 7, 2021. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the confirmations for the Warrant Transactions. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the warrants nor the underlying shares of common stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have been registered under the Securities Act, and accordingly neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information set forth under Item 1.01 above and Item 8.01 below is incorporated by reference in this Item 3.02.

Item 8.01.    Other Events
On December 7, 2021, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with BofA Securities, Inc. Truist Securities, Inc. and Wells Fargo Securities, LLC (the “Representatives”), as the representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”) relating to the sale of $225 million aggregate principal amount of the Notes and an additional $33.75 million aggregate principal amount of Notes for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act. On December 9, 2021, the Initial Purchasers exercised the option to purchase an additional $33.75 million aggregate principal amount of the Notes. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the Initial Purchasers are relying, in connection with the initial resale of the Notes, on the exemption from registration under the Securities Act provided by Rule 144A under the Securities Act.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibits
4.1
Indenture (including Form of Note) with respect to the Company's 1.75% Convertible Senior Notes due 2028, dated as of December 13, 2021. between Patrick Industries, Inc. and U.S. Bank National Association, as trustee.

10.1*	Base Convertible Bond Hedge Transaction Confirmation, dated as of December 7, 2021, by and between Patrick Industries. Inc. and Bank of America, N.A.
10.2*	Base Convertible Bond Hedge Transaction Confirmation, dated as of December 7, 2021, by and between Patrick Industries. Inc. and Nomura Global Financial Products Inc.
10.3*	Base Convertible Bond Hedge Transaction Confirmation, dated as of December 7, 2021, by and between Patrick Industries. Inc. and Wells Fargo Bank, National Association.
10.4*	Base Issuer Warrant Transaction Confirmation, dated as of December 7, 2021, by and between Patrick Industries. Inc. and Bank of America, N.A.
10.5*	Base Issuer Warrant Transaction Confirmation, dated as of December 7, 2021, by and between Patrick Industries. Inc. and Nomura Global Financial Products Inc.
10.6*	Base Issuer Warrant Transaction Confirmation, dated as of December 7, 2021, by and between Patrick Industries. Inc. and Wells Fargo Bank, National Association.
10.7*	Additional Convertible Bond Hedge Transaction Confirmation, dated as of December 9, 2021, by and between Patrick Industries, Inc. and Bank of America, N.A.
10.8*	Additional Convertible Bond Hedge Transaction Confirmation, dated as of December 9, 2021, by and between Patrick Industries, Inc. and Nomura Global Financial Products Inc.
10.9*	Additional Convertible Bond Hedge Transaction Confirmation, dated as of December 9, 2021, by and between Patrick Industries, Inc. and Wells Fargo Bank, National Association.
10.10*	Additional Issuer Warrant Transaction Confirmation, dated as of December 9, 2021, by and between Patrick Industries, Inc. and Bank of America, N.A.
10.11*	Additional Issuer Warrant Transaction Confirmation, dated as of December 9, 2021, by and between Patrick Industries, Inc. and Nomura Global Financial Products Inc.
10.12*	Additional Issuer Warrant Transaction Confirmation, dated as of December 9, 2021, by and between Patrick Industries, Inc. and Wells Fargo Bank, National Association.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)
*Certain portions of this exhibit have been pursuant to Item 601(b)(10)(iv) of regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: December 13, 2021	By:	/s/ James E. Rose
James E. Rose
Principal Accounting Officer